Exhibit 99.2

Silver Fuels Processing, LLC

Audited Financial Statements

as of and for the years ended

December 31, 2023 and 2022

Silver Fuels Processing, LLC

Notes to the Financial Statements

i

INDEPENDENT AUDITORS’ REPORT Management Silver Fuels Processing, LLC Dallas, Texas

Opinion

We have audited the accompanying financial statements of Silver Fuels Processing, LLC, which comprise the balance sheets as of December 31, 2023 and 2022 and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Fuels Processing, LLC, as of December 31, 2023 and 2022 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Silver Fuels Processing, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Related-Party Transactions

As discussed in Notes 4 and 5 to the accompanying financial statements, all revenues are derived from an entity in which the Company’s manager also controls. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Silver Fuels Processing, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Silver Fuels Processing, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Silver Fuels Processing, LLC’s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Shreveport, Louisiana

June 6, 2024

Silver Fuels Processing, LLC

Balance Sheets

as of December 31, 2023 and 2022

	2023	2022
Assets
Current assets
Cash and cash equivalents	5,990	47,015
Accounts receivable, Note 2	64,037	20,383
Prepaid expense	63,309	45,659
Total current assets	133,336	113,057

Property and equipment, net, Notes 2 and 3	1,157,113	724,244

Other Assets
Utility deposits	2,992	2,992
Total other assets	2,992	2,992

Total assets	1,293,441	840,293

Liabilities and members’ equity
Current liabilities
Accounts payable	325,807	47,674
Total current liabilities	325,807	47,674

Members’ equity	967,634	792,619

Total liabilities and members’ equity	1,293,441	840,293

See independent auditors’ report and accompanying notes to the financial statements.

Silver Fuels Processing, LLC

Statements of Operations

for the years ended December 31, 2023 and 2022

	2023	2022
Sales income	630,000	600,000

Operating expenses
Equipment	16,982	0
License and permits	50	0
Bank charges	160	40
Depreciation	252,147	235,661
Insurance	88,249	16,095
Miscellaneous	9,732	24,231
Office supplies	545	252
Payroll	74,925	89,538
Professional fees	36,023	21,723
Repairs and maintenance	53,841	32,531
Travel	23,723	13,656
Utilities	28,581	13,606
Rent	59,000	82,000
Contract labor	0	10,243
Billable	0	15,241
Bad debt	0	6,451
Station	2,219	147,882
Total operating expenses	646,177	709,150

Loss from operations	(16,177)	(109,150)

Other income (expenses)
Miscellaneous income	126,682	290,856
Other income	33,750	0
Total other income	160,432	290,856

Net income	144,255	181,706

See independent auditors’ report and accompanying notes to the financial statements.

Silver Fuels Processing, LLC

Statements of Members’ Equity

for the years ended December 31, 2023 and 2022

Balance, December 31, 2021	997,757

Net income	181,706
Members’ contributions	546,603
Members’ distributions	(933,447)

Balance, December 31, 2022	792,619

Net income	144,255
Members’ contributions	695,201
Members’ distributions	(664,441)

Balance, December 31, 2023	967,634

See independent auditors’ report and accompanying notes to the financial statements.

Silver Fuels Processing, LLC

Statements of Cash Flows

for the years ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net income	144,255	181,706
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt	0	6,451
Depreciation	252,147	235,661
(Increase) decrease in:
Accounts receivables	(678,096)	(266,535)
Prepaid expenses	(17,650)	(45,659)
Increase (decrease) in:
Accounts payable	520,835	(67,986)
Due to affiliates	245,000	0
Net cash provided by operating activities	466,491	43,638

Cash flows from investing activities
Purchases of property and equipment	(685,016)	(138,538)
Net cash used in investing activities	(685,016)	(138,538)

Cash flows from financing activities
Contributions from members	207,499	459,600
Distributions to members	(29,999)	(320,223)
Net cash provided by financing activities	177,500	139,377

Net change in cash and cash equivalents	(41,025)	44,477

Beginning cash and cash equivalents	47,015	2,538

Ending cash and cash equivalents	5,990	47,015

Supplementary non-cash investing and financing activities:
Assignment of related-party receivables to parent through distributions	634,442	613,224
Assumption of related-party payables by parent through contributions	487,701	87,003

See independent auditors’ report and accompanying notes to the financial statements.

Silver Fuels Processing, LLC

Notes to the Financial Statements

(1)	Nature of Business

Silver Fuels Processing, LLC, (the “Company”), organized in January 2018, owns, and operates crude oil transfer stations in Texas, New Mexico, and North Dakota. The Company has operated the stations since June of 2018. The Company is a Texas limited liability company in which Jorgan Development (“Jorgan”) (a Louisiana limited liability company) owns 99% of the equity interest and JBAH Holdings, LLC (“JBAH”) (a Texas limited liability company) owns the remaining 1% of equity interest.

(2)	Summary of Significant Accounting Policies

Basis of accounting – The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Basis of presentation and use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – For the purpose of reporting cash flows, cash and cash equivalents include all cash on hand and cash on deposit with maturities of less than three months.

Accounts receivable – Accounts receivable primarily relate to advances of operating expenses for related parties and fees charged to customers (all related parties) for the right to use the Company’s crude oil transfer stations to transport their crude oil along various oil pipelines. Differences in the amounts due from customers and the amounts management expects to collect are reported in the results of operations of the year in which those differences are determined. Once management has used reasonable collection efforts, any balance determined to be uncollectible is written off directly through a charge to bad debt expense or distributions with a credit entry to an accounts receivable. Bad debt expense for the years ended December 31, 2023 and 2022 was $0 and $6,451, respectively. Accounts receivable are zero-interest bearing.

Property and equipment – Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the assets’ estimated useful lives ranging from 5 to 7 years.

Impairment of long-lived assets – The Company regularly assesses all of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the years ended December 31, 2023 and 2022.

See independent auditors’ report.

Silver Fuels Processing, LLC

Notes to the Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Revenue recognition – The Company derives its revenues from fees charged to its customer for the use of their crude oil transfer stations to transport oil along various pipelines. The Company has one performance obligation in the form of allowing customers to utilize their transfer stations. The Company has determined that the customer has obtained the promised service when the customer successfully utilizes the Company’s transfer station to transport oil, as such, the Company recognizes revenue at the point in time that the transfer stations are utilized by the customer.

Income taxes – The Company is a limited liability company that is taxed as a partnership for federal and state income tax purposes. As such, the Company does not pay income taxes, as any income or loss and credits are included in the tax returns of the individual partners. Accordingly, no provision has been made for income taxes in the financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Advertising – The Company’s policy is to expense advertising costs as they are incurred. Advertising costs for the years ended December 31, 2023 and 2022 were $0 and $0, respectively.

Subsequent events – Management of the Company has evaluated subsequent events, for recognition and disclosure, through June 6, 2024, the date the financial statements were available to be issued. See note 7.

(3)	Property and Equipment

The following is a summary of property and equipment as of December 31, 2023 and 2022:

	2023	2022
Basa station	1,137,216	486,781
Midland station	87,581	53,000
Posse Monroe station	689,557	689,557
Wasson station	376,711	376,711
Steel Tanks	64,175	64,175
Sub-total	$2,355,240	$1,670,224
Less: accumulated depreciation	1,198,127	945,980
Totals	$1,157,113	$724,244

Depreciation expense related to property and equipment for the years ended December 31, 2023 and 2022 was $252,147 and $235,661, respectively.

See independent auditors’ report.

Silver Fuels Processing, LLC

Notes to the Financial Statements

(4)	Related-Party Transactions

During the years ended December 31, 2023 and 2022, the Company made substantially all of its sales to White Claw Crude, LLC (“WCC”), a related-party owned and managed by Jorgan Development (“Jorgan”), a Louisiana limited liability company, the majority owner of the Company. The total sales made by the Company to WCC during the years ended December 31, 2023 and 2022 was $630,000 and $600,000, respectively.

During the year ended December 31, 2021 (the “Effective Date”), the Company entered into a 10- year take or pay agreement (the “Agreement”) with WCC. The Agreement requires that WCC transports greater than or equal to 200,000 barrels per month, the minimum volume commitment (“MVC”), through the Company’s crude transfer stations at a rate of $0.25 per barrel, for the period beginning on the Effective Date and ending June 30, 2023, and $0.275 per barrel, for the period beginning on July 1, 2023 and ending upon the expiration of the Agreement, for quantities up to the MVC and $0.125 for amounts that exceed the MVC. Under the terms of the Agreement, each month WCC does not meet the MVC, it is responsible for paying the Company the amount equal to the MVC times the applicable rate.

The Company rents crude oil stations on a month-to-month basis from Endeavor Crude, LLC, a related party owned and managed by Jorgan. Total rent expense related to this lease was $59,000 and $67,500 for the years ended December 31, 2023 and 2022, respectively, and is included in rent expense on the accompanying statements of operations.

During the years ended December 31, 2023 and 2022, the Company paid for operating expenses on behalf of various related parties under common management. As of December 31, 2023 and 2022, the Company was owed $64,037 and $20,383, respectively, from its various related parties.

As described in Note 2, substantially all of the Company’s accounts receivable are due from related parties. Such amounts due as of December 31, 2023 and 2022 were $64,037 and $20,383, respectively.

(5)	Major Customers and Concentration of Credit Risk

The Company’s only customer is WCC. WCC accounts for 100% of the Company’s revenue as of December 31, 2023 and 2022.

Additionally, the Company and WCC operate in the crude oil industry. The industry concentration has the potential to impact the Company’s overall exposure to credit risk in that WCC may be similarly affected by changes in economic, industry, or other conditions. There is a risk that the Company would not be able to identify and access replacement markets at comparable margins.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

See independent auditors’ report.

Silver Fuels Processing, LLC

Notes to the Financial Statements

(6)	Adoption of New Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02 (“ASC 842”), Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheet, while recognition on the statement of income will remain similar to current lease accounting. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. This standard is effective for annual periods beginning after December 15, 2021, with early adoption permitted.

The Company adopted ASC 842 as of January 1, 2021. Adoption of this standard did not have a material impact on the Company’s financial statements as the party is not a party to any long-term leasing arrangements.

The Company has elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options that are reasonably certain to be exercised.

In June 2016, the FASB issued guidance (“ASC 326”) which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. The Company did not have significant financial assets that are subject to the guidance in ASC 326. Specifically, the Company’s accounts receivable are substantially all related-party receivables from companies under common ownership. FASB ASC 326 excludes such receivables from the expected loss model.

The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements.

(7)	Subsequent Events

On March 21, 2024, the members of the Company entered into a Membership Interest Purchase Agreement with Vivakor, Inc. (“Vivakor”), whereby, at closing, Vivakor will acquire 100% of the membership interests of the Company.

Vivakor’s acquisition of 100% of the membership interests of the Company is subject to various closing conditions. As of the date the financial statements were available to be issued, the acquisition has not yet officially occurred.

See independent auditors’ report.